Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS FISCAL FIRST QUARTER 2022 RESULTS

●	Record revenue of $879 million, representing 3% sequential growth and 21% annual growth, despite ongoing industry-wide supply chain challenges
●	Data Center Group (DCG) revenue in the quarter increased 14% sequentially driven by strong demand across hyperscale cloud customers and the Fintech market
●	Wired and Wireless Group (WWG) revenue was up 13% year-over-year and flat sequentially driven by continuing global 5G deployments
●	Aerospace & Defense, Industrial and Test, Measurement & Emulation (AIT) revenue declined 10% sequentially, with record Industrial end market performance offset by a decline in Aerospace & Defense sales, and a modest decline in TME
●	Automotive, Broadcast and Consumer (ABC) revenue in the quarter increased 13% sequentially, with record quarters in the Broadcast and Consumer end markets
●	Platform transformation continues with total Adaptive SoC revenue, which includes Zynq and Versal platforms, up 13% sequentially and 83% year-over-year, and representing 28% of total revenue
●	Fiscal first quarter free cash flow of $373 million, representing 42% of revenue

SAN JOSE, Calif., July 28, 2021 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive computing, today announced record revenues of $879 million for the fiscal first quarter, up 3% over the previous quarter.

GAAP net income for the fiscal first quarter was $206 million, or $0.83 per diluted share. Non-GAAP net income for the quarter was $236 million, or $0.95 per diluted share.

Additional first quarter of fiscal year 2022 comparisons are provided in the charts below.

Q1 Fiscal 2022 Financial Highlights
(In millions, except EPS)

	GAAP

	Q1	Q4	Q1
	FY2022	FY2021	FY2021	Q-T-Q	Y-T-Y
Net revenues*	$879	$851	$727	3%	21%
Gross margin	$586	$570	$494	3%	19%
Operating income	$210	$200	$176	5%	20%
Net income	$206	$188	$94	10%	120%
Diluted earnings per share	$0.83	$0.75	$0.38	11%	118%

	Non-GAAP

	Q1	Q4	Q1
	FY2022	FY2021	FY2021	Q-T-Q	Y-T-Y
Net revenues*	$879	$851	$727	3%	21%
Gross margin	$596	$579	$501	3%	19%
Operating income	$246	$228	$187	8%	32%
Net income	$236	$204	$160	16%	47%
Diluted earnings per share	$0.95	$0.82	$0.65	16%	46%

* No adjustment between GAAP and Non-GAAP

“Xilinx delivered another record quarter as the demand for our products remains robust, despite an unprecedented and challenging supply-constrained environment,” said Victor Peng, Xilinx president and CEO. “Our stellar results were driven by strength across our diversified end markets. We continue to actively manage the supply situation with our partners, including qualifying a new supplier in a key part of our supply chain, to meet strong customer demand. In addition, we continue to execute extremely well on our roadmap as we have broadened the Versal portfolio with the Versal Edge and Versal HBM series announcements. We are working every day to improve supply for our customers.”

“Record Q1 revenues were driven by strength in the Data Center end market, as well as a record quarters for our Industrial, Broadcast and Consumer end markets. This drove 3% sequential and 21% year-over-year growth,” said Brice Hill, Xilinx CFO. “Advanced Products grew 2% sequentially and 27% annually, and represented 72% of total revenue. Top line performance drove record free cash flows of $373 million, or 42% of revenue.

“While days of inventory are near historical lows due to the supply chain constraints, we expect inventory to remain relatively stable at current levels as some expected supply increases will be offset by continued strong customer demand. COVID surges in Southeast Asia during Q1 resulted in higher quarter-end shipments to distributors resulting in transitory higher channel inventory. Channel inventory levels decreased by the early part of fiscal Q2 as products shipped through to end customers, and remain lean. We are very proud of the effort and agility of our employees and partners in support of our customers.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q1	Q4	Q1
	FY2022	FY2021	FY2021	Q-T-Q	Y-T-Y
North America	23%	27%	26%	-14%	7%
Asia Pacific	52%	49%	54%	11%	17%
Europe	15%	16%	13%	0%	44%
Japan	10%	8%	7%	22%	55%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q1	Q4	Q1
	FY2022	FY2021	FY2021	Q-T-Q	Y-T-Y
A&D, Industrial and TME	36%	41%	45%	-10%	-2%
Automotive, Broadcast and Consumer	20%	18%	12%	13%	94%
Wired and Wireless Group	30%	31%	32%	0%	13%
Data Center Group	10%	9%	12%	14%	-1%
Channel	4%	1%	-1%	NM	NM

Net Revenues by Product:
	Percentages			Growth Rates
	Q1	Q4	Q1
	FY2022	FY2021	FY2021	Q-T-Q	Y-T-Y
Advanced Products	72%	73%	68%	2%	27%
Core Products	28%	27%	32%	7%	8%

Products are classified as follows:
Advanced Products: Versal, UltraScale+, UltraScale and 7-series product families, and production boards business composed of Alveo, Solarflare, Network, and System-On-Modules.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q1	Q4	Q1
	FY2022	FY2021	FY2021

Operating Cash Flow	$390	$240	$245
Depreciation Expense (including software amortization)	$32	$30	$32
Capital Expenditures (including software)	$17	$13	$15
Free Cash Flow (1)	$373	$227	$230
Inventory Days (internal)	89	101	114
Revenue Turns (%)	27	29	31

(1)Free Cash Flow = Operating Cash Flow - Capital Expenditures (including software)

Product and Financial Highlights - Fiscal First Quarter 2022

•Xilinx unveiled the Versal™ AI Edge series, designed to enable AI innovation from the edge to the endpoint with 10x greater compute density versus previous-generation adaptive SoCs. Target applications include automated driving, collaborative robotics, predictive factory and healthcare systems, and multi-mission payloads for the aerospace and defense end markets.
•Xilinx also introduced the Versal™ HBM series, architected to keep up with the higher memory needs of the most compute intensive, memory bound applications for data center, wired networking, test and measurement, and aerospace and defense end markets.
•Xilinx introduced Vivado® ML Editions, the industry’s first FPGA EDA tool suite based on machine-learning optimization algorithms, as well as advanced team-based design flows, for significant design time and cost savings.
•Xilinx released Vitis™ AI 1.4 featuring support for the Company’s 7nm Versal ACAPs and the 16nm-based Kria™ SoM providing more possibilities for users to achieve higher-performance, scalability and cloud-to-edge deployment options in AI productization.
•Xilinx acquired Silexica, a provider of C/C++ programming and analysis tools whose SLX FPGA tool suite will be integrated with the Xilinx Vitis unified software platform to reduce the learning curve for software developers building applications on Xilinx technology.

Commentary on AMD Transaction

As announced on October 27, 2020, Advanced Micro Devices, Inc. (AMD) intends to acquire Xilinx in an all-stock transaction valued at $35 billion. Due to the pending acquisition, Xilinx will not hold an earnings conference call or provide forward-looking guidance. Also, pursuant to the terms of the Merger Agreement between the Company and AMD, Xilinx has suspended its quarterly dividend as well as its open market stock repurchase program.

Non-GAAP Financial Information

Fiscal first quarter 2022 results include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated. Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly comparable GAAP measure, as indicated in the accompanying tables. Xilinx’s (the Company) calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein, other than free cash flow, to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods. Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses, such as acquisition-related amortization and non-recurring items, as described below:

M&A related expenses: These expenses mainly consist of legal, advisory and consulting fees associated with acquisition activities, and also include fees and retention compensation related to the Company’s acquisition by AMD. The Company believes these costs do not reflect its current operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in operating expenses and other income, as detailed above. It also excludes other significant tax effects of post-acquisition tax integration transactions. The Company believes excluding post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance.

In addition, free cash flow, which is cash flow from operations adjusted to exclude additions to software, property, plant, and equipment, is used by management when assessing the Company’s sources of liquidity, capital resources, and quality of earnings. The Company believes that this non-GAAP financial measure is helpful in understanding the Company’s capital requirements and provides an additional means to evaluate the cash flow trends of the Company’s business.

Forward-Looking Statements

This release contains forward-looking statements, which can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to our proposed acquisition by AMD, the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, and opportunity for expansion into new markets. Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties, including, among others, the impact of the ongoing COVID-19 pandemic and related mitigation measures (which, in addition to presenting its own risks and uncertainties, may also heighten the other risks and uncertainties faced by our business and decrease our visibility into all aspects of our business); closing of the proposed transaction with AMD on anticipated timing (including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason) and terms (including obtaining the anticipated tax treatment, regulatory approvals, required consents or authorizations); unanticipated difficulties or expenditures relating to the transaction; the response of business partners and retention as a result of the announcement and pendency of the transaction; the diversion of management time on transaction-related matters; customer acceptance of our new products; changing global economic conditions; our dependence on certain customers; trade and export restrictions; the condition and performance of our customers and the end markets in which they participate; our ability to forecast end customer demand; a high dependence on turns business; more customer volume discounts than expected; greater product mix changes than anticipated; fluctuations in manufacturing yields; our ability to deliver product in a timely manner; our ability to successfully manage production at multiple foundries; our reliance on third parties (including distributors); variability in wafer pricing; costs and liabilities associated with current and future litigation (including litigation relating to the proposed transaction with AMD); our ability to generate cost and operating expense savings in an efficient and timely manner; our ability to realize the goals contemplated by our acquisitions and strategic investments; the impact of current and future legislative and regulatory changes; the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof; and other risk factors described in our most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission.

About Xilinx

Xilinx, Inc. develops highly flexible and adaptive computing platforms that enable rapid innovation across a variety of technologies - from the cloud, to the edge, to the endpoint. Xilinx is the inventor of the FPGA and Adaptive SoCs (including our Adaptive Compute Acceleration Platform, or ACAP), designed to deliver the most dynamic computing technology in the industry. We collaborate with our customers to create scalable, differentiated and intelligent solutions that enable the adaptable, intelligent and connected world of the future. For more information, visit xilinx.com.

Xilinx, the Xilinx logo, Alveo, Artix, Kintex, Spartan, Versal, Vitis, Virtex, Vivado, Zynq, Kria and other designated brands included herein are trademarks of Xilinx in the United States and/or other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	July 3, 2021	April 3, 2021	June 27, 2020
Net revenues	$878,606	$850,987	$726,673
Cost of revenues:
Cost of products sold	283,441	272,851	226,103
Amortization of acquisition-related intangibles	9,066	7,733	6,697
Total cost of revenues	292,507	280,584	232,800
Gross margin	586,099	570,403	493,873
Operating expenses:
Research and development	247,975	239,863	210,113
Selling, general and administrative	124,920	127,872	105,383
Amortization of acquisition-related intangibles	2,841	2,887	2,862
Total operating expenses	375,736	370,622	318,358
Operating income	210,363	199,781	175,515
Interest and other income (expense), net	1,000	(4,245)	(12,153)
Income before income taxes	211,363	195,536	163,362
Provision for income taxes	5,022	7,652	69,526
Net income	$206,341	$187,884	$93,836
Net income per common share:
Basic	$0.84	$0.76	$0.39
Diluted	$0.83	$0.75	$0.38
Cash dividends per common share	$—	$—	$0.38
Shares used in per share calculations:
Basic	245,860	245,774	243,180
Diluted	249,320	249,030	245,543

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	July 3, 2021	April 3, 2021
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,389,631	$3,078,899
Accounts receivable, net	233,887	285,214
Inventories	287,043	311,085
Other current assets	75,848	71,064
Total current assets	3,986,409	3,746,262
Net property, plant and equipment	343,993	345,023
Other assets	1,521,781	1,427,916
Total Assets	$5,852,183	$5,519,201

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$714,896	$624,555
Total current liabilities	714,896	624,555
Long-term debt	1,492,999	1,492,688
Other long-term liabilities	524,684	514,997
Stockholders' equity	3,119,604	2,886,961
Total Liabilities and Stockholders' Equity	$5,852,183	$5,519,201

* Fiscal 2021 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended
	July 3, 2021	April 3, 2021	June 27, 2020
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$32,192	$29,616	$31,749
Amortization - others	17,946	16,574	15,059
Stock-based compensation	67,609	71,077	50,383
Net cash provided by operating activities	389,897	240,030	245,471
Purchases of property, plant and equipment and software	17,186	12,864	15,461
Payment of dividends to stockholders	—	—	92,414
Repayment of debt	—	500,000	—
Repurchases of common stock	—	—	53,682
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	3,796	(29,400)	3,239

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$3,610	$3,616	$2,721
Research and development	41,462	43,564	30,369
Selling, general and administrative	22,537	23,897	17,293

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	July 3, 2021	April 3, 2021	June 27, 2020
GAAP gross margin	$586,099	$570,403	$493,873
Amortization of acquisition-related intangibles	9,066	7,733	6,697
M&A related expenses	933	842	—
Non-GAAP gross margin	$596,098	$578,978	$500,570

GAAP operating income	$210,363	$199,781	$175,515
Amortization of acquisition-related intangibles	11,907	10,620	9,559
M&A related expenses	23,757	17,220	1,563
Non-GAAP operating income	$246,027	$227,621	$186,637

GAAP net income	$206,341	$187,884	$93,836
Amortization of acquisition-related intangibles	11,907	10,620	9,559
M&A related expenses	23,757	17,220	1,563
Income tax effect of tax-related items	—	(6,776)	56,801
Income tax effect of non-GAAP adjustments	(6,259)	(5,006)	(1,590)
Non-GAAP net income	$235,746	$203,942	$160,169

GAAP diluted EPS	$0.83	$0.75	$0.38
Amortization of acquisition-related intangibles	0.05	0.04	0.04
M&A related expenses	0.10	0.08	0.01
Income tax effect of tax-related items	—	(0.03)	0.23
Income tax effect of non-GAAP adjustments	(0.03)	(0.02)	(0.01)
Non-GAAP diluted EPS	$0.95	$0.82	$0.65

GAAP cash flow from operations	$389,897	$240,030	$245,471
Capital expenditures (including software)	(17,186)	(12,864)	(15,461)
Free cash flow	$372,711	$227,166	$230,010